Exhibit 99.1

TRW Automotive Holdings Corp.

Condensed Consolidated Balance Sheets

	As of December 31,
(Dollars in millions)	2004	2003
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$790	$828
Marketable securities	19	16
Accounts receivable, net	1,813	1,643
Inventories	684	635
Prepaid expenses	34	65
Deferred income taxes	176	120

Total current assets	3,516	3,307

Property, plant and equipment — net	2,635	2,523

Goodwill and other intangible assets — net	3,122	3,298
Prepaid pension cost	190	120
Deferred income taxes	91	129
Other assets	560	530

Total assets	$10,114	$9,907

LIABILITIES, MINORITY INTERESTS AND STOCKHOLDERS’ EQUITY
Current liabilities:
Short-term debt	$40	$76
Current portion of long-term debt	19	24
Trade accounts payable	1,887	1,626
Other current liabilities	1,534	1,400

Total current liabilities	3,480	3,126

Long-term debt	3,122	3,708
Post-retirement benefits other than pensions	959	935
Pension benefits	843	838
Deferred income taxes	268	222
Long-term liabilities	272	300

Total liabilities	8,944	9,129

Minority interests	65	50

Total stockholders’ equity	1,105	728

Total liabilities, minority interests and stockholder’s equity	$10,114	$9,907